Exhibit 10

                                    AGREEMENT


This Agreement is dated as of October 22, 2001 between General Motors Corporation, a Delaware corporation ("GM"), and General Motors Acceptance Corporation, a Delaware corporation ("GMAC").

                                    Recitals

A. GMAC is a diversified financial services company that supports the sale of GM's products by providing, among other things, wholesale, retail, and lease financing for the purchase and lease of those products.

B. GMAC is highly dependent on the public debt markets to raise funds for its business.

C. GMAC's ability to raise funds in the public debt markets is highly dependent on its credit ratings, which, in turn, are dependent on the level of GMAC's equity capital, profitability, the quality of its assets, and its liquidity.

D. It is important to the success of GM that GMAC remains a viable finance company that can fund itself in the public debt markets and continue supporting the sale of GM's products.

E.   Towards  maintaining  the viability of GMAC,  the parties desire to provide
     for  certain  agreements  regarding   transactions  between  them  and  the
     creditworthiness of GMAC.

NOW, THEREFORE, for good and valuable consideration and the mutual agreements herein provided, the parties agree as follows:

1. The parties agree that all Affiliate Receivables shall be on arm's-length terms. For purposes hereof, "Affiliate Receivables" means any advance, loan, extension of credit, or other financing to GM or any affiliate of GM whose assets and liabilities are classified on GM's consolidated balance sheet as Automotive ("Automotive Affiliate"). GMAC shall enforce, and cause its subsidiaries to enforce, all Affiliate Receivables in a commercially reasonable manner, and GM shall pay, and cause its Automotive Affiliates to pay, Affiliate Receivables in accordance with their terms.

2. GMAC shall not, nor shall it permit any of its subsidiaries to, guarantee any indebtedness of, or purchase any equity securities issued by, or make any other investment in, GM (parent company only) or any Automotive Affiliate. In addition, GMAC shall not, nor shall it permit any of its subsidiaries to, purchase or finance any real property or manufacturing equipment (including tooling) from or of GM or any Automotive Affiliate that is classified as an Automotive asset on GM's consolidated balance sheet, except in conformance with prudent and commercially reasonable standards established on an arms-length basis. GM shall not, nor shall it permit any Automotive Affiliate to, request or require GMAC, or GMAC's subsidiaries, to do any of the transactions prohibited by this Section 2.

3. GM and GMAC agree that GMAC's total stockholder's equity as stated on or reflected in its consolidated financial statements shall, at the end of any calendar quarter during which this Agreement is in effect, be maintained at a commercially reasonable level appropriate to support the amount, quality, and mix (i.e., retail finance receivables, wholesale finance receivables, lease receivables and non-automotive assets held on balance sheet) of GMAC's assets as stated on or reflected in its consolidated financial statements for the same calendar quarter, taking into account general business conditions affecting GMAC.

4. GMAC shall, and shall cause each of its subsidiaries to, conduct its business, including its finance and lease business, in a prudent and commercially reasonable manner, including maintaining and adhering to credit risk underwriting standards for finance and lease receivables and residual assumptions for lease receivables it acquires or originates that are consistent with industry standards. GM shall not, nor shall it permit any Automotive Affiliate to, require GMAC or any of its subsidiaries to accept credit or residual risk beyond what it would be willing to accept acting in a prudent and commercially reasonable manner. For avoidance of doubt, acquisition, or origination of finance or lease receivables having terms that are not market-based shall be considered to be prudent and commercially reasonable if subsidies (in the form of interest rate subvention payments, guarantees, residual risk sharing arrangements, or otherwise) are provided by GM or an Automotive Affiliate in an amount sufficient to assure that GMAC or a finance subsidiary of GMAC, as the case may be, will receive the economic benefits of such receivables as if they had been acquired or originated on market-based terms. Notwithstanding the foregoing, in recognition of the fact that GM uses GMAC as the predominant provider of financial services for special retail and lease programs to support the sale of products manufactured by GM and other Automotive Affiliates, it is understood that it would be commercially reasonable and prudent for GMAC to accept higher concentrations of automotive credit risk than it might otherwise accept in order to continue as the predominant provider of financial services to GM and the other Automotive Affiliates with respect to such programs.

5. GM and GMAC agree that (a) GMAC shall at all times maintain its books, records, financial statements, and bank accounts separate from those of GM and any Automotive Affiliate; (b) GMAC shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain, or identify its assets from those of GM and any Automotive Affiliate; (c) the funds and other assets of GMAC shall not be commingled with those of GM or any Automotive Affiliate; (d) GMAC shall at all times hold itself out as a legal entity separate and distinct from GM and any Automotive Affiliate; and (e) they otherwise will take such reasonable and customary action so that GMAC will not be consolidated with GM or any Automotive Affiliate in any case or other proceeding seeking liquidation, reorganization, or other relief with respect to GM or any Automotive Affiliate or its debts under any bankruptcy, insolvency, or other similar law.

6. In the event that GM or any of its subsidiaries engages in a corporate transaction that causes the Pension Benefit Guaranty Corporation ("PBGC") to threaten to terminate the pension plans sponsored by GM or any of its subsidiaries, GM shall, or shall cause any of its subsidiaries to, seek to negotiate a settlement with the PBGC to avoid an involuntary plan termination. In connection with such negotiated settlement, GM shall endeavor not to grant to the PBGC a security interest in the assets of GMAC that has priority over the claims of unsecured creditors of GMAC.

7. All determinations to be made under this Agreement shall be made in accordance with, or with reference to financial statements prepared in accordance with, United States generally accepted accounting principles. For purposes of this Agreement, the term "lease receivables" shall mean "net investment in operating leases" as stated on or reflected in GMAC's consolidated financial statements.

8. During the term of this Agreement, GMAC shall continue to make inventory and capital financing generally available to dealers of vehicles manufactured or sold by GM or its Automotive Affiliates and shall continue to make retail and lease financing generally available to such dealers' customers to substantially the same extent that GMAC has historically made such services available, so long as providing such services to such an extent would not result in a breach of any of the foregoing provisions. Nothing herein precludes GMAC from providing or continuing to provide financial services to automotive manufacturers other than GM or from providing or continuing to provide mortgage, insurance or other non-automotive financial services in the ordinary course of business.

9. This Agreement shall be construed and interpreted in accordance with, and governed by, the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

10. This Agreement shall terminate on the Termination Date, which shall initially be October 22, 2006. On October 22, 2002, and on each October 22 thereafter during the term of this Agreement, the Termination Date shall be extended automatically for an additional one-year period (ending on the October 22 next following the then-current Termination Date) unless either party shall have given the other party written notice during the period beginning on July 1 and ending on October 1 immediately preceding such October 22, specifying its election not to extend the Termination Date beyond the then-current Termination Date and that the term of this Agreement shall, therefore, expire on such then-current Termination Date.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GENERAL MOTORS CORPORATION                    GENERAL MOTORS ACCEPTANCE
                                              CORPORATION

By: /s/ ERIC A. FELDSTEIN                     By: /s/  WILLIAM F. MUIR
   ---------------------------------             -------------------------------
        Eric A. Feldstein                              William F. Muir
Its:    Vice President Finance and            Its:Executive Vice President and
         Treasurer                                 Chief Financial Officer